UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SEER, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

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PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION

SEER, INC.

3800 Bridge Parkway

Redwood City, CA 94065

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Time and Date	[ ● ], 2025, at 1:00 p.m. Pacific Time.
Place

The special meeting of stockholders of Seer, Inc. (as it may be adjourned, continued or postponed from time to time, the “Special Meeting”) will be a completely virtual meeting of stockholders, to be conducted via live webcast. You will be able to attend the Special Meeting virtually, submit questions and vote online during the meeting by visiting www.virtualshareholdermeeting.com/SEER2025SM.

Items of Business

1. To approve an amendment to our amended and restated certificate of incorporation to change the date upon which all of our shares of Class B common stock will automatically convert into Class A common stock;

2. To approve one or more adjournments of the Special Meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve Proposal No. 1; and

3. To transact such other business as may properly come before the Special Meeting by or at the direction of the board of directors.

Record Date	October 31, 2025. Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Special Meeting.
Virtual Meeting Philosophy

The board of directors of Seer, Inc. (the “board”) believes that holding the Special Meeting in a virtual format provides the opportunity for participation by a broader group of stockholders, while reducing the costs associated with planning, holding and arranging logistics for in-person meeting proceedings and providing for the health and safety of the participants. This balance allows the meeting to remain focused on matters directly relevant to the interests of stockholders in a way that recognizes the value to stockholders of an efficient use of company resources. The board intends that the virtual meeting format provide stockholders a level of transparency as close as possible to the traditional in-person meeting format and takes the following steps to ensure such an experience:

•
providing stockholders with the ability to submit appropriate questions in advance of the meeting to ensure thoughtful responses from management and the board;
•
providing stockholders with the ability to submit appropriate questions real-time either via telephone or the meeting website; and
•
answering as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting without discrimination.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Special Meeting, we urge you to submit your vote via the Internet, telephone or mail as soon as possible to ensure your shares are represented. For additional instructions for each of these voting options, please refer to the proxy card.

Returning the proxy does not deprive you of your right to attend the Special Meeting and to vote your shares at the Special Meeting. The proxy statement explains proxy voting and the matters to be voted on in more detail.

By order of the Board of Directors,

Omid Farokhzad, M.D. Chief Executive Officer and Chair of the Board of Directors

Redwood City, California

[ ● ], 2025

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING	1
INTRODUCTION TO THE PROPOSALS	7
BACKGROUND OF THE PROPOSALS	8
PROPOSAL ONE: AMENDMENT OF OUR AMENDED AND RESTATED CERTIFICATE TO CHANGE THE DATE UPON WHICH ALL OF OUR SHARES OF CLASS B COMMON STOCK WILL AUTOMATICALLY CONVERT INTO CLASS A COMMON STOCK	15
PROPOSAL TWO: APPROVAL OF ONE OR MORE ADJOURNMENTS OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE PROPOSAL ONE	17
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	18
ADDITIONAL INFORMATION	22
APPENDIX A: AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION	A-1-1

SEER, INC.

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

To Be Held at 1:00 p.m. Pacific Time on [ ● ], 2025

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by the board of directors of Seer, Inc. (the “board of directors” or the “board”) for use at our special meeting of stockholders of Seer, Inc. (as it may be adjourned, continued or postponed from time to time, the “Special Meeting”). The Special Meeting will be held on [ ● ], 2025 at 1:00 p.m. Pacific Time virtually via live webcast. You will be able to attend the Special Meeting virtually by visiting www.virtualshareholdermeeting.com/SEER2025SM, where you will be able to listen to the meeting live, submit questions and vote online by entering the control number on your proxy card.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

The information provided in the “question and answer” format below addresses certain frequently asked questions but is not intended to be a summary of all matters contained in this proxy statement. Please read the entire proxy statement carefully before voting your shares. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only. Unless the context requires otherwise, the words “Seer,” “we,” “the Company,” “us,” and “our” refer to Seer, Inc.

Why am I receiving these materials?

Our board of directors is providing these proxy materials to you in connection with its solicitation of proxies for use at the Special Meeting, which will take place on [ ● ], 2025. Stockholders are invited to attend the Special Meeting and are requested to vote on the proposals described in this proxy statement. This proxy statement and the accompanying proxy card are being mailed on or about [ ● ], 2025 in connection with the solicitation of proxies on behalf of our board of directors. All stockholders will have the ability to access via the Internet this proxy statement.

What proposals will be voted on at the Special Meeting?

There are two proposals scheduled to be voted on at the Special Meeting:

1.
The amendment to our amended and restated certificate of incorporation to change the date upon which all of our shares of Class B common stock will automatically convert into Class A common stock; and

2.
To approve one or more adjournments of the Special Meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve Proposal No. 1.

The approval by our stockholders of Proposal No. 1 will constitute stockholder approval and adoption of the amendment to our amended and restated certificate of incorporation, a copy of which is attached as Appendix A, under Delaware law.

At the time this proxy statement was mailed, our management and board of directors were not aware of any other matters to be presented at the Special Meeting other than those set forth in this proxy statement.

How does our board of directors recommend that I vote?

Our board of directors recommends that you vote:

1.
“FOR” the amendment to our amended and restated certificate of incorporation to change the date upon which all of our shares of Class B common stock will automatically convert into Class A common stock;

2.
“FOR” the approval of one or more adjournments of the Special Meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve Proposal No. 1; and

3.
In the discretion of the named proxy holders regarding other matters properly presented for a vote at the Special Meeting.

Who is entitled to vote at the Special Meeting?

Holders of our common stock (as defined below) at the close of business on October 31, 2025, the record date for the Special Meeting (the “Record Date”), are entitled to notice of and to vote at the Special Meeting. Each stockholder is entitled to one vote for each share of our Class A common stock and ten votes for each share of our Class B common stock held as of the Record Date. As of the Record Date, there were [ ● ] shares of Class A common stock and [ ● ] shares of Class B common stock outstanding and entitled to vote. Our Class A common stock and Class B common stock are collectively referred to in this proxy statement as our “common stock.”

Stockholders of Record – Shares Registered in Your Name. If, at the close of business on the Record Date, your shares were registered directly in your name with Computershare Trust Company, N.A., our transfer agent, then you are considered the stockholder of record with respect to those shares, and this proxy statement was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote virtually at the Special Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”

Street Name Stockholders – Shares Registered in the Name of a Broker, Bank or Other Nominee. If, at the close of business on the Record Date, your shares were held, not in your name, but rather in a stock brokerage account or by a bank or other nominee on your behalf, then you are considered the beneficial owner of shares held in “street name,” and this proxy statement was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following the voting instructions your broker, bank or other nominee provides. If you do not provide your broker, bank or other nominee with instructions on how to vote your shares, your broker, bank or other nominee may, in its discretion, vote your shares with respect to routine matters but may not vote your shares with respect to any non-routine matters. We believe that under applicable rules both Proposal No. 1 and Proposal No. 2 are considered non-routine matters. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

What is a quorum?

A quorum is the minimum number of shares required to be present at the Special Meeting for the meeting to be properly held under our amended and restated bylaws (our “Current Bylaws”) and Delaware law. A majority of the voting power of the shares of common stock outstanding and entitled to vote, in person (including virtually) or by proxy, constitutes a quorum for the transaction of business at the Special Meeting. Abstentions and broker non-votes, if any, are counted as shares present and entitled to vote for purposes of determining a quorum. If there is no quorum, then either (i) the chairperson of the Special Meeting or (2) a majority of the voting power of the shares present at the Special Meeting may adjourn the meeting to a later time or date.

What do I need to do to attend the Special Meeting?

You will be able to attend the Special Meeting virtually, submit your questions during the meeting and vote your shares electronically at the meeting by visiting www.virtualshareholdermeeting.com/SEER2025SM. To participate in the Special Meeting, you will need the control number from your proxy card. The Special Meeting webcast will begin promptly at 1:00 p.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 12:45 p.m. Pacific Time on the date of the Special Meeting, and you should allow ample time for the check-in procedures.

How do I vote and what are the voting deadlines?

Stockholders of Record. If you are a stockholder of record, you can vote in one of the following ways:

•
You may vote via the Internet. To vote via the Internet prior to the Special Meeting, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from the proxy card you receive. Your vote must be received by 11:59 p.m. Eastern Time on [ ● ], 2025 to be counted. If you vote via the Internet prior to the Special Meeting, you do not need to return a proxy card by mail.

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You may vote by telephone. To vote by telephone, dial 1-800-690-6903 (toll-free in the United States and Canada; toll charges apply to calls from other countries) and follow the recorded instructions. You will be asked to provide the control number from the proxy card. Your vote must be received by 11:59 p.m. Eastern Time on [ ● ], 2025 to be counted. If you vote by telephone, you do not need to return a proxy card by mail.

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You may vote by mail. To vote by mail, you need to complete, date and sign the proxy card that accompanies this proxy statement and return it promptly by mail. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter to be voted on at the Special Meeting, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of our board of directors.

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You may vote virtually during the Special Meeting. If you plan to attend the Special Meeting by visiting www.virtualshareholdermeeting.com/SEER2025SM, you may vote electronically and submit questions during the meeting. Please have your proxy card in hand when you visit the website.

Even if you plan to attend the Special Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to attend the Special Meeting.

Street Name Stockholders. If you are the beneficial owner of shares held of record by a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee how to vote your shares. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares live at the Special Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Can I change my vote or revoke my proxy?

Stockholders of Record. If you are a stockholder of record, you may revoke your proxy or change your proxy instructions at any time before your proxy is voted at the Special Meeting by:

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entering a new vote by Internet or telephone;

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signing and returning a new proxy card with a later date;

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delivering a written revocation to our President and Chief Financial Officer at Seer, Inc., 3800 Bridge Parkway, Suite 102, Redwood City, California 94065; or

•
attending the Special Meeting and voting virtually.

Street Name Stockholders. If you are a street name stockholder, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. Omid Farokhzad, M.D. and David Horn have been designated as the proxy holders by our board of directors. When a proxy is properly dated, executed and returned, the shares represented by such proxy will be voted at the Special Meeting in accordance with the instructions of the stockholder. If the proxy is dated and signed, but no specific instructions are given, the shares will be voted in accordance with the recommendations of our board of directors. If any matters not described in this proxy statement are properly presented at the Special Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Special Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.

What if I do not specify how my shares are to be voted?

Stockholders of Record. If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:

•
“FOR” the amendment to our amended and restated certificate of incorporation to change the date upon which all of our shares of Class B common stock will automatically convert into Class A common stock (Proposal No. 1); and

•
“FOR” the approval of one or more adjournments of the Special Meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve Proposal No. 1 (Proposal No. 2).

Street Name Stockholders. If you are a street name stockholder and you do not provide your broker, bank or other nominee that holds your shares with voting instructions, then your broker, bank or other nominee will determine if it has discretion to vote on each matter. Brokers do not have discretion to vote on non-routine matters. We believe Proposal No. 1 (amendment to the amended and restated certificate incorporation) and Proposal No. 2 (approval of one or more adjournments of the Special Meeting) are both non-routine matters under applicable rules. As a result, if you do not provide voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee may not vote your shares with respect to Proposal No. 1 or Proposal No. 2, and your shares will not be counted for purposes of calculating whether a quorum is present at the Special Meeting. For additional information regarding broker non-votes, see “What are the effects of abstentions and broker non-votes?” below.

What are the effects of abstentions and broker non-votes?

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares, or if a broker, bank or other nominee holding its customers’ shares of record causes abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the Special Meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against the proposals being voted on at the Special Meeting.

A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner has discretionary authority to vote on one or more proposals but does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner of the shares. Broker non-votes, if any, will be counted for purposes of calculating whether a quorum is present at the Special Meeting, will count as votes against Proposal No.1, and will not affect the outcome of the vote with respect to Proposal No 2. We do not expect there to be any broker non-votes at the Special Meeting because we believe that both Proposal No. 1 and Proposal No. 2 are considered non-routine matters under applicable rules.

How are proxies solicited for the Special Meeting and who is paying for such solicitation?

Our board of directors is soliciting proxies for use at the Special Meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. We have engaged [ ● ], which we refer to as the “proxy solicitor,” to assist in the solicitation of proxies for the Special Meeting. We have agreed to pay the proxy solicitor a fee of $[ ● ], plus disbursements. We will also reimburse the proxy solicitor for reasonable out-of-pocket expenses and will indemnify the proxy solicitor and its affiliates against certain claims, liabilities, losses, damages and expenses. The original solicitation of proxies may also be supplemented by solicitation by telephone, electronic communication or other means by our directors, officers, employees or agents. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.

What does it mean if I received more than one paper copy of the proxy materials?

If you receive more than one copy of the proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy materials to ensure that all of your shares are voted.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure approved by the U.S. Securities and Exchange Commission (the “SEC”) called “householding,” under which we can deliver a single copy of the proxy materials to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will promptly deliver a separate copy of the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s proxy materials and annual report, you may contact us as follows:

Seer, Inc.

Attention: President and Chief Financial Officer

3800 Bridge Parkway, Suite 102

Redwood City, California 94065

(650) 453-0000

You may also obtain an additional copy of the proxy materials by requesting them in writing or by telephone from our proxy solicitor at the following address and telephone number:

[ ● ]

Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other nominee to request information about householding.

How can I find out the results of the voting at the Special Meeting?

We will announce preliminary voting results at the Special Meeting. In addition, we will disclose final voting results on a current report on Form 8-K that we expect to file within four business days after the Special Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Special Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, we will file an amendment to the Form 8-K to disclose the final results.

INTRODUCTION TO THE PROPOSALS

Proposal No. 1 requires us to amend our existing amended and restated certificate of incorporation.

The approval by our stockholders of Proposal No. 1 will constitute stockholder approval and adoption of the amendment to our amended and restated certificate of incorporation, a copy of which is attached as Appendix A (the “Charter Amendment”) under Delaware law. Our board of directors, upon unanimous recommendation of a special committee comprised of members of our board, has unanimously determined that it is advisable and in our best interests, and in the best interests of our stockholders, to adopt the Charter Amendment described in Proposal No. 1.

The approval of Proposal No. 1 by our stockholders is required to authorize the adoption of the Charter Amendment. When we refer to the approval of the adoption of the Charter Amendment, we are referring to the approval by our stockholders of Proposal No. 1.

The approval of Proposal No. 1 requires the affirmative vote of a majority of the voting power of the outstanding shares of our capital stock entitled to vote on this matter.

For Proposal No. 2, our Current Bylaws require the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the Special Meeting and entitled to vote on this matter.

If the Charter Amendment is adopted by the stockholders, we intend to file the Charter Amendment with the Secretary of State of Delaware. The Charter Amendment will be effective immediately upon acceptance of filing by the Secretary of State. Our board of directors reserves the right to abandon or delay the filing of the Charter Amendment even if it is approved by our stockholders. The Company will not effect any changes to the terms of the dual class structure if Proposal No. 1 is not approved by our stockholders.

Stockholders will have no appraisal rights with respect to the adoption of the Charter Amendment.

Additionally, upon the effectiveness of the Charter Amendment, certain governance provisions will take into effect, including: (i) the Amended and Restated Corporate Governance Guidelines which will provide that prior to the 2026 annual meeting of stockholders, the board will appoint a non-employee, independent director as Chair (and that the Chair position would continue to be filled by a non-employee, independent director for so long as the dual class structure remained in place); and (ii) at each annual meeting of stockholders held while the dual class structure remains in place, the board will submit to stockholders a non-binding, advisory vote on the compensation of Seer’s named executive officers.

BACKGROUND OF THE PROPOSALS

The board has considered from time to time the Current Sunset (as defined below) along with related governance considerations and potential impacts of the occurrence of the Current Sunset on the Company and all of its stockholders. In particular, at meetings of the board on February 26, 2025 and May 8 - 9, 2025, and at meetings of the Corporate Governance and Nominating Committee on February 18, 2025 and July 17, 2025, the directors discussed such matters, but in each case determined that the board would not take any action with respect to the Current Sunset unless a properly empowered committee of disinterested directors were formed.

On July 23, 2025, the board met by video conference, with all members of the board and representatives of Wilson Sonsini Goodrich & Rosati, Professional Corporation (“Wilson Sonsini”), the Company’s outside counsel, in attendance. The Wilson Sonsini representatives reviewed the provisions of the Company’s Amended and Restated Certificate of Incorporation (the “Current Certificate”), which provides that each share of Class B common stock will automatically convert into one share of Class A common stock no later than the close of business on December 9, 2025 (the “Current Sunset”). The Wilson Sonsini representatives also discussed fiduciary considerations relevant to how the board might evaluate the Company’s capital structure in the context of the Current Sunset.

Following discussion, the board determined that it was in the best interests of the Company and its stockholders to establish a special committee (the “Committee”) to consider and evaluate a potential modification to the Company’s capital structure, including through a potential amendment to the Company’s Current Certificate (such action, together with any alternatives thereto, the “Potential Action”), and unanimously adopted resolutions to establish and empower the Committee.

The board appointed Nicolas Roelofs, Ph.D. and Meeta Gulyani as the members of the Committee and determined that each of Dr. Roelofs and Ms. Gulyani satisfied the applicable criteria for determining director independence within the meaning of the listing standards of the Nasdaq Stock Market LLC (“Nasdaq”) with respect to the Company and Omid Farokhzad, M.D. (treating Dr. Farokhzad as if he were the Company for purposes of applying such criteria) and was disinterested with respect to the Potential Action under Delaware law.

The board delegated to the Committee the full power and authority of the board to: (i) explore, consider, evaluate, review, negotiate (or oversee the negotiation of), approve, reject, and (if applicable) recommend to the board for approval or rejection the Potential Action, and to take any actions with respect to the Potential Action as the Committee may deem necessary, appropriate, or advisable (including selecting a Chair of the Committee and retaining or using, at the Company’s expense, legal counsel and any additional third parties or advisors that the Committee may deem necessary, useful or advisable); (ii) determine whether the Potential Action is in the best interests of the Company and its stockholders; and (iii) if applicable, recommend to the board what action, if any, should be taken by the Company with respect to the Potential Action. The board also agreed that the Company would not proceed with a Potential Action unless it had first been approved or recommended by the Committee.

The board provided that the Chair of the Committee (if one was selected by the Committee) would receive a cash retainer of $20,000, and each other member of the Committee would receive a cash retainer of $10,000, for service on the Committee.

In July 2025, the Committee (acting through Dr. Roelofs) interviewed three law firms, including Morris, Nichols, Arsht & Tunnell LLP (“Morris Nichols”) on July 31, 2025. On August 21, 2025, the Committee determined to engage Morris Nichols to serve as the Committee’s independent legal advisor, based upon the firm’s independence and experience advising special committees.

On September 2, 2025, the board appointed Isaac Ro to the board. Mr. Ro’s appointment was recommended by the Corporate Governance and Nominating Committee, which, at the time the Committee was formed, was in the process of identifying an additional independent director to join the board. Mr. Ro also serves as a director of PrognomiQ, Inc., a related party of the Company.

On September 5, 2025, the Committee met by video conference, with all members of the Committee, Mr. Ro, and representatives of Morris Nichols in attendance. The Committee and the Morris Nichols representatives discussed (i) the Company’s dual class structure and stockholder base; (ii) process and timing considerations, including the appropriate process for engaging with Dr. Farokhzad; (iii) the Committee’s mandate and fiduciary duties; (iv) potential investor reaction to an extension of the dual class structure, as well as the positions of certain advisory firms with respect to such matters; and (v) the potential role of a financial advisor in the Committee’s process. The Committee (acting through Dr. Roelofs) noted that it had preliminary discussions with Canaccord Genuity LLC (“Canaccord”) and another firm and would gather further information regarding their respective capabilities, availability and fee structures in advance of the next Committee meeting.

During the September 5, 2025 meeting, the Morris Nichols representatives confirmed the independence of Morris Nichols, reporting that the firm did not have a prior relationship with the Company and had no current or prior engagements with any holder of Class B common stock. The Morris Nichols representatives noted that they had received the annual director questionnaires with respect to each Committee member (and Mr. Ro) and explained that they would hold separate calls with each Committee member, which would provide an opportunity to discuss and evaluate any facts potentially relevant to such member’s disinterestedness and independence. The Committee appointed Dr. Roelofs as the Chair of the Committee and Dr. Roelofs reported that he planned to meet with Dr. Farokhzad to discuss the annual updates to management’s strategic plan, which were underway, but which would require board input and refinement before being finalized. The Committee agreed that it would be helpful, when appropriate, to receive a presentation from Dr. Farokhzad on the strategic plan even if the plan was still preliminary.

On September 10, 2025, the board appointed Mr. Ro to the Committee and determined that Mr. Ro satisfied the applicable criteria for determining director independence within the meaning of the listing standards of Nasdaq with respect to the Company and Dr. Farokhzad (treating Dr. Farokhzad as if he were the Company for purposes of applying such criteria) and was disinterested with respect to the Potential Action under Delaware law.

Between September 10, 2025 and September 12, 2025, representatives of Morris Nichols held separate calls with each Committee member to discuss and evaluate any facts potentially relevant to such member’s disinterestedness and independence. During this period, representatives of Morris Nichols also spoke with representatives of Wilson Sonsini regarding the background of the Company and its dual class structure and to receive input regarding timing considerations to ensure that, if the Committee ultimately determined to recommend an action requiring stockholder approval, there would be an opportunity to obtain stockholder approval prior to the Current Sunset.

On September 12, 2025, the Committee met by video conference, with all members of the Committee and representatives of Morris Nichols in attendance. The Morris Nichols representatives reported on the separate calls held with each Committee member to discuss and evaluate any facts potentially relevant to such member’s disinterestedness and independence (which calls confirmed the board’s determinations with respect to each Committee member) and each Committee member confirmed his or her independence and disinterestedness with respect to Dr. Farokhzad, the holders of Class B common stock and any Potential Action. The Morris Nichols representatives also reported on the input received from Wilson Sonsini regarding timing considerations to ensure that, if the Committee ultimately determined to recommend an action requiring stockholder approval, there would be an opportunity to obtain stockholder approval prior to the Current Sunset. Based on this input, it was noted that if the Committee ultimately determined to recommend an action requiring stockholder approval, such recommendation should be made during the first half of October. The Morris Nichols representatives then reviewed and discussed the Company’s current dual class structure, significant stockholders, governance profile, precedent transactions involving dual class companies and recent stockholder campaigns at biotechnology companies. The Committee deliberated on the benefits of the Company’s dual class structure in light of the Company’s current stage, leadership and cash position, and the implications of the expiration of the dual class structure on the achievability of the Company’s long-term plan. The Committee determined to invite Dr. Farokhzad to the next Committee meeting and request that he present his perspectives on management’s strategic plan, including the use of cash thereunder.

On September 19, 2025, the Committee met by video conference, with all members of the Committee and representatives of Morris Nichols in attendance. Dr. Roelofs reported on his discussions with Canaccord and another potential financial advisor and following discussion, the Committee determined to engage Canaccord to serve as its independent financial advisor. The Committee then deliberated on the merits of extending the Company’s dual class structure for a specified period of time and other potential governance changes, during which the Committee discussed, among other things, the unique value of Dr. Farokhzad’s expertise and leadership, the Company’s current cash position and long-term prospects. In its deliberations, the Committee also discussed the time required to achieve broad commercial success, the current state of the proteomics market and the potential for opportunities that might require quick action, founder insight and available capital. The Committee and the Morris Nichols representatives then discussed the potential parameters of an extension of the dual class structure (and considerations relating to the length of any such extension) and governance changes that could be implemented in connection with an extension, including providing for a director elected exclusively by the holders of Class A common stock, an independent chair of the board and annual say-on-pay votes.

At the invitation of the Committee, Dr. Farokhzad then joined the meeting to present his perspectives on management’s strategic plan, including the use of cash thereunder. During his presentation, Dr. Farokhzad discussed (i) the Company’s historical financial performance; (ii) the Company’s innovations and pipeline; (iii) the proteomics market and growth opportunities; (iv) challenges facing the Company; and (v) a preliminary and illustrative forecast of financial performance for the next five years, based on the achievement of certain commercial milestones. Dr. Farokhzad responded to questions from the Committee, including regarding such illustrative forecast, which had not been presented to or approved by the board, and reflected that by 2031, the Company was expected to reach profitability and have approximately $100 million of cash. Dr. Farokhzad provided his overall perspective on value creation at the Company and also discussed his views on potential opportunities for strategic acquisitions and growth opportunities as the proteomics market develops.

After Dr. Farokhzad left the meeting, the Committee (i) discussed the Company’s long-term prospects and the potential growth opportunities in the proteomics market; (ii) expressed confidence in Dr. Farokhzad’s vision, goals and leadership and a view that Dr. Farokhzad’s expertise in proteomics is uniquely valuable to the Company; (iii) discussed the benefits afforded by the Company’s cash position, including that the Company’s cash position could enable the Company to engage in strategic acquisitions as the Company, and the broader proteomics market, mature; and (iv) discussed Dr. Farokhzad’s sound stewardship of the Company to date. The Committee expressed its views that Dr. Farokhzad and his management team were integral to the Company reaching profitability, that the path forward required deep, capital intensive innovation, and that the Company’s cash position preserved flexibility. The Committee and the Morris Nichols representatives then discussed next steps and receiving input and advice from representatives of Canaccord. The Committee confirmed that it would be advisable to begin drafting a proxy statement, to ensure that, if the Committee ultimately determined to recommend that the board approve an action requiring stockholder approval, there would be an opportunity to obtain such approval prior to the Current Sunset.

On September 23, 2025, the Committee entered into an engagement letter with Canaccord, which provided for an up-front fee and an additional fee payable upon the delivery of a written presentation regarding dual class structures, an assessment of the Company’s potential vulnerability to third-party activity (including stockholder activism) and perspectives on options for use of excess cash. Canaccord did not have any prior engagements with the Company and does not have any current or prior engagements with any holder of Class B common stock.

On September 25, 2025, the Committee met by video conference, with all members of the Committee and representatives of Morris Nichols and Canaccord in attendance. The Canaccord representatives provided an overview of the Company’s historical financial and stock price performance and discussed the Company’s cash position, noting that the Company’s stock price implies a negative enterprise value for the Company. The Canaccord representatives reviewed a summary of the Company’s stockholder base, the strategies that certain Company stockholders have utilized in their investments in other companies and the Company’s corporate preparedness provisions, and discussed the extent to which the Company may be vulnerable to opportunistic behavior. During such discussion, the Canaccord representatives noted that although the Company’s limited trading volume and certain of the existing corporate preparedness provisions might mitigate the Company’s vulnerability, the Company’s cash position and trading price could attract interest from investors with a short-term horizon. The Canaccord representatives also discussed that the relative scarcity of proteomics companies, together with the Company’s size, tended to increase the Company’s vulnerability. The participants then discussed dual class structures, sunset provisions, market views on dual class structures and precedent transactions involving dual class companies.

On September 26, 2025, the Committee met by video conference, with all members of the Committee and representatives of Morris Nichols and Canaccord in attendance. The participants discussed the topics addressed at the meeting held the day prior, with the Canaccord representatives further discussing the Company’s capital allocation strategy and investor relations considerations. The Canaccord representatives then left the meeting. The Committee then deliberated on the merits of an extension of the Company’s dual class structure, during which the Committee expressed continued confidence in Dr. Farokhzad’s expertise, leadership and long-term strategy (including with respect to capital allocation) and expressed its view that maintaining the Company’s dual class structure was the best path to drive long-term value creation, including by mitigating potential pressure to deliver short-term returns and furthering the Company’s ability to make strategic investments as the proteomics market evolves and matures. The Committee noted that the size of the Company, stock price and cash position potentially would enable third parties to pursue opportunistic strategies that could be detrimental, including pursuing a sale of the Company in a non-value maximizing transaction, abandoning the Company’s plan to commercialization and profitability, distributing capital necessary to execute on the long-term plan and replacing Dr. Farokhzad.

Following discussion, the Committee directed Dr. Roelofs to convey a proposal to Dr. Farokhzad providing that (i) the time-based sunset under the Current Certificate would be extended to December 9, 2030 (the “Extension”); (ii) while the dual class structure remained in place, the holders of Class A common stock, voting as a separate class, would have the right to elect one director (the “Class A Director Seat”); (iii) prior to the 2026 annual meeting of stockholders, the board would appoint a non-employee, independent director as Chair (and that the Chair position would continue to be filled by a non-employee, independent director for so long as the dual class structure remained in place) (the “Independent Chair Provision”); (iv) at each annual meeting of stockholders held while the dual class structure remained in place, the board would submit to stockholders a non-binding, advisory vote on the compensation of Seer’s named executive officers (the “Annual Say-on-Pay Provision”); and (v) the Independent Chair Provision and the Annual Say-on-Pay Provision would be reflected in an amendment and restatement of the Company’s Corporate Governance Guidelines (the “Amended Guidelines”).

During its deliberations, the Committee determined that an extension of fewer than five years may not provide sufficient time for the Company to execute on its long-term strategy, and that a commitment to annual say-on-pay votes and the implementation of an independent board chair together would meaningfully improve the Company’s governance profile. The Committee also discussed that providing the holders of Class A common stock with a more direct path to board representation could facilitate a greater diversity of viewpoints in the boardroom, but that a stockholder with a short-term investment horizon could utilize the Class A Director Seat to exert pressure to pursue a short-term strategy. The Committee and the Morris Nichols representatives discussed these considerations, following which the Committee determined that, on balance, proposing that one member of the board be elected by the holders of Class A common stock was advisable. Following the meeting, Dr. Roelofs conveyed the Committee’s proposal to Dr. Farokhzad.

On September 29, 2025, Dr. Roelofs, together with representatives of Morris Nichols and a representative of Wilson Sonsini, spoke with Dr. Farokhzad’s counsel, who conveyed that Dr. Farokhzad was supportive of the Extension, the Independent Chair Provision and the Annual Say-on-Pay Provision, but not the Class A Director Seat because it could facilitate the appointment of a director primarily focused on short-term objectives, and that Dr. Farokhzad offered to be excluded from the vote and deliberations regarding the selection of the board’s independent chair.

On September 30, 2025, the Committee met by video conference, with all members of the Committee and representatives of Morris Nichols in attendance. The Committee and the Morris Nichols representatives discussed the counterproposal conveyed by Dr. Farokhzad’s counsel. The Committee deliberated on potential counterproposals, including whether to insist on its original proposal for the Class A Director Seat. Discussion continued, including regarding the possibility that a stockholder with a short-term investment horizon could utilize the Class A Director Seat to exert pressure to pursue a short-term strategy that is not in the interests of the Company and all of its stockholders or otherwise cause disruption and distraction. The Committee weighed the benefits of the Class A Director Seat with the downsides and determined not to insist on its inclusion in the Committee’s proposal. The Committee and the Morris Nichols representatives then discussed the process relating to the selection of an independent chair and clarifying that Dr. Farokhzad (and any other directors who are not independent) be excluded from the vote and deliberations regarding the selection of the board’s independent chair. At the direction of the Committee, Morris Nichols conveyed this clarification to Dr. Farokhzad’s counsel, who confirmed it was acceptable.

On October 3, 2025, the Committee met by video conference, with all members of the Committee and representatives of Morris Nichols in attendance. The Morris Nichols representatives reported that Dr. Farokhzad, through his counsel, was supportive of the Committee’s proposal conveyed on September 30, 2025. The Committee continued its deliberation regarding the proposal and the merits of the Extension. The Committee discussed its continued support of the Extension, the Independent Chair Provision and the Annual Say-on-Pay Provision and discussed with the Morris Nichols representatives the process for providing a recommendation to the board.

On October 7, 2025, the Committee met by video conference, with all members of the Committee and representatives of Morris Nichols in attendance. The Committee unanimously adopted resolutions (i) determining that the Charter Amendment and the Amended Guidelines are advisable and in the best interests of the Company and the disinterested holders of Class A common stock; (ii) recommending that the board declare advisable and adopt the Charter Amendment and adopt the Amended Guidelines (to become effective upon the effectiveness of the Charter Amendment); and (iii) recommending that the board submit the Charter Amendment to the Company’s stockholders for approval.

Later on October 7, 2025, the board met by video conference, with all members of the board and representatives of Wilson Sonsini and Morris Nichols in attendance. The board determined that the Charter Amendment and Amended Guidelines were in the best interests of the Company and its stockholders. Following the meeting, effective on October 8, 2025, the board unanimously adopted formal resolutions by written consent (i) determining that the Charter Amendment is advisable and in the best interests of the Company and its stockholders; (ii) adopting the Charter Amendment and adopting the Amended Guidelines (to become effective upon the effectiveness of the Charter Amendment); and (iii) recommending that the Company’s stockholders approve the Charter Amendment.

Reasons for the Proposals

The Committee recommended that the board approve the proposals because the Committee believes that the Charter Amendment and governance changes are advisable and in the best interests of the Company and the disinterested holders of Class A common stock.

The Dual Class Structure Supports the Company’s Long-Term Strategy

The Company’s mission is to imagine and pioneer new ways to decode the biology of the proteome to improve human health. Since the Company’s initial public offering in 2020, the development and commercialization of the Proteograph Product Suite has been a key component of the Company’s long-term strategy. The Company has made substantial investments to develop, improve and drive adoption of the Proteograph Product Suite, which the Company is still in the early stages of commercializing. In addition to the Proteograph Product Suite, the Company’s growth prospects depend on its continued ability to shape the proteomics market through innovation and realization of strategic opportunities.

Under the Company’s dual class structure, Omid Farokhzad, M.D. one of the Company’s founders, the Company’s Chief Executive Officer and the most significant holder of the high vote Class B common stock, has significant influence over the Company as an officer, director and stockholder. The Committee believes that Dr. Farokhzad’s vision and leadership has been instrumental in the Company’s product development and other achievements to date and that the dual class structure, which allows Dr. Farokhzad to exert significant influence, has mitigated pressure to deliver short-term returns at the expense of long-term value creation. The Committee believes that the dual class structure has enabled the Company to make the substantial investments required to develop and begin to commercialize the Proteograph Product Suite.

In the absence of the dual class structure, third parties could exert greater influence and potentially pursue a strategy that does not align with the Company’s current, long-term strategy. The Committee believes that the vision and efforts of Dr. Farokhzad, as the Company’s founder are critical to the Company’s success over the next five years. The Committee also believes that Dr. Farokhzad’s position as a leader in proteomics is uniquely valuable, especially given that the proteomics market is poised for rapid development and growth. However, in supporting the proposals, the Committee also took into account that the dual class structure does not prevent the board from pursuing an alternative strategy and that Dr. Farokhzad does not control a majority of the outstanding voting power of the Company. The Committee also considered that under the Company’s Current Certificate, Dr. Farokhzad’s shares of Class B common stock will convert into shares of Class A common stock if he no longer provides services to the Company as a consultant, director or employee.

The Dual Class Structure May Protect the Company’s Capital from Opportunistic Third Parties

The Committee recognizes that the Company’s strong cash position has enabled it to fund key investments to date and will provide the capital needed for future investments aligned with the Company’s long-term strategy. The Committee considered that ongoing investments will be needed in commercializing the Proteograph Product Suite and that the Company’s cash position could support growth by enabling the Company to pursue strategic acquisitions and other opportunities that may arise as the proteomics market evolves.

The Committee, however, also recognized that the Company’s cash position, market capitalization and stock price could make the Company a target for third parties interested in pursuing a different capital allocation strategy that is focused on short-term results or that abandons the Company’s long-term strategy entirely. The Committee believes that the continuation of the dual class structure for five years may deter third parties from pursuing opportunistic strategies that could potentially destroy long-term value for stockholders.

If the Charter Amendment is approved by the Company’s stockholders, the Company’s dual class structure will remain in place for up to five additional years, which the Committee believes provides the Company with sufficient time to execute on its long-term strategy.

The Company’s Governance Structure is Balanced and Consistent with its Long-Term Strategy

In reaching its determination, the Committee considered the Charter Amendment in the context of the other provisions of the Company’s Current Certificate relevant to the Company’s dual class structure. The Committee also considered the Company’s governance profile generally, including the recent elimination of the Company’s classified board to allow for annual director elections. The Committee determined that a commitment to annual say-on-pay votes and the implementation of an independent chair would meaningfully improve the Company’s governance profile. The Committee considered that an independent chair could provide a greater degree of protection for public stockholders, relative to the Company’s existing lead independent director role, including because an independent chair would be responsible for setting meeting agendas and could more directly lead the board’s oversight functions.

The foregoing discussion is a summary of the factors that the Committee considered in reaching its determination and is not intended to be exhaustive. The Committee did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination.

PROPOSAL NO. 1:

AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE DATE UPON WHICH ALL OF OUR SHARES OF CLASS B COMMON STOCK WILL AUTOMATICALLY CONVERT INTO CLASS A COMMON STOCK

Our board of directors, upon receiving the unanimous recommendation of the Committee, has determined that it is advisable and in our best interests, and in the best interests of our stockholders, to amend our Current Certificate to make certain changes to the events upon which all of our shares of Class B common stock will automatically convert into Class A common stock. Our board of directors recommends that the stockholders vote in favor of this proposal, which will require an amendment to Article IV, Part A, Section 3.4 of our Current Certificate. The description of the proposed amendment is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Charter Amendment attached as Appendix A.

Summary

Current Certificate

The Current Certificate provides for the automatic conversion of each share of Class B common stock held of record by a Class B Stockholder (as defined in the Current Certificate), or by such Class B Stockholder’s Permitted Entities (as defined in the Current Certificate), into one fully paid and nonassessable share of Class A common stock upon the occurrence of the following events (the “Triggering Events”): (i) the death or permanent disability of such Class B Stockholder, or, in the case of a Class B Stockholder that is a single-member limited liability company, the death or permanent disability of the individual who is the sole member of such Class B Stockholder at the time of the original issuance of such shares of Class B common stock (the “Death or Disability Trigger”), (ii) the close of business on the first day following any period of 90 consecutive days during which such Class B Stockholder does not directly, or, in the case of a Class B Stockholder that is not a natural person, through a member, nominee or designee, provide services to the Company as an employee, consultant or director (the “Separation Trigger”), (iii) the time, including a time determined by the happening of a future event, specified in a written consent or agreement of holders of at least fifty percent (50%) of the then outstanding shares of Class B common stock (the “Class B Notice Trigger”) or (iv) the earlier of (x) the close of business on the first day following the fifth anniversary of the closing of the first firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in the listing of shares of the Company’s capital stock on a securities exchange registered with the SEC as a national securities exchange pursuant to Section 6(a) of the Securities Exchange Act of 1934, as amended, and (y) the close of business on December 31, 2025 (the “Current Time-Based Trigger”).

Amendment

The Current Certificate would be amended to provide that the Current Time-Based Trigger for the automatic conversion of each share of Class B common stock to Class A common stock be extended to December 9, 2030, which is the 5-year anniversary of the Current Time-Based Trigger date. The other Triggering Events, including the Death or Disability Trigger, Separation Trigger and Class B Notice Trigger will remain unchanged and in effect.

Text of the Amendment

We propose to amend and restate Article IV, Part A, Section 3.4 as follows:

3.4 Automatic Conversion. Each share of Class B common stock held of record by a Class B Stockholder, or by such Class B Stockholder’s Permitted Entities, shall automatically, without any further action, convert into one (1) fully paid and nonassessable share of Class A common stock upon (i) the death or permanent disability of such Class B Stockholder, or, in the case of a Class B Stockholder that is a single-member limited liability company, the death or permanent disability of the individual who is the sole member of such Class B Stockholder at the time of the original issuance of such shares of Class B common stock, (ii) the close of business on the first day following any period of 90 consecutive days during which such Class B Stockholder does not directly, or, in the case of a Class B Stockholder that is not a natural person, through a member, nominee or designee, provide services to the Corporation as an employee, consultant or director, (iii) the time, including a time determined by the happening of a future event, specified in a written consent or agreement of holders of at least fifty percent (50%) of the then outstanding shares of Class B common stock or (iv) the close of business on December 9, 2030.

Vote Required

Proposal No. 1 requires the affirmative vote of a majority of the voting power of the outstanding shares of capital stock of the Company entitled to vote on this matter. Abstentions and broker non-votes, if any, will have the same effect as votes against this proposal.

Recommendation of our Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE DATE UPON WHICH ALL OF OUR SHARES OF CLASS B COMMON STOCK WILL AUTOMATICALLY CONVERT INTO CLASS A COMMON STOCK.

PROPOSAL NO. 2:

APPROVAL OF ONE OR MORE ADJOURNMENTS OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE PROPOSAL NO. 1

The Company is asking its stockholders to approve a proposal for one or more adjournments of the Special Meeting, if necessary, to solicit additional proxies if we have not obtained sufficient affirmative stockholder votes to approve Proposal No. 1. If our stockholders approve this proposal, we could adjourn the Special Meeting, and any adjourned session of the Special Meeting, and use the additional time to solicit additional proxies. If, at the Special Meeting, the number of shares present in person (including virtually) or by proxy and voting in favor of Proposal No. 1 is not sufficient to approve the proposal, then we may move to adjourn the Special Meeting in order to enable our directors, officers and employees to solicit additional proxies for the adoption of Proposal No. 1. In that event, we will ask our stockholders to vote only upon Proposal No. 2 and not Proposal No. 1.

Proposal No. 2 relates only to an adjournment of the Special Meeting for purposes of soliciting additional proxies to obtain the requisite stockholder approval to approve Proposal No. 1. The Company retains full authority to the extent set forth in the Current Certificate and its Current Bylaws to adjourn the Special Meeting for any other purpose, or to postpone the Special Meeting before it is convened, without the consent of any stockholder.

Vote Required

Proposal No. 2 requires the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the Special Meeting and entitled to vote on this matter. Abstentions will have the same effect as votes against the proposal, and broker non-votes will have no effect.

Recommendation of our Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF ONE OR MORE ADJOURNMENTS OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE PROPOSAL NO. 1.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of September 30, 2025 for:

•
each of our directors;
•
each of our named executive officers;
•
all of our current directors and executive officers as a group; and
•
each person or group known by us to be the beneficial owner of more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Sections 13(d) and 13(g) of the Securities Act of 1933, as amended.

We have based our calculation of the percentage of beneficial ownership on 51,759,773 shares of our Class A common stock and 4,026,571 shares of our Class B common stock outstanding as of September 30, 2025. We have deemed shares of our Class A common stock subject to stock options that are currently exercisable or exercisable within 60 days of September 30, 2025 to be outstanding and to be beneficially owned by the person holding the stock option for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person or entity.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Seer, Inc., 3800 Bridge Parkway, Suite 102, Redwood City, California 94065.

	Amount and Nature of Beneficial Ownership
	Class A Common Stock		Class B Common Stock
Name of Beneficial Owner	Shares	%	Shares	%	Voting % of Total Outstanding Capital Stock
Directors and Named Executive Officers:
Omid Farokhzad, M.D.(1)	1,083,304	2.1	3,555,195	88.3	39.7
David Horn(2)	362,023	*	—	—	*
Meeta Gulyani(3)	167,937	*	—	—	*
Robert Langer, Sc.D.(4)	1,349,773	2.6	—	—	1.5
Terrance McGuire(5)	639,862	1.2	4,088	*	*
Dipchand (Deep) Nishar(6)	122,300	*	—	—	*
Nicolas Roelofs, Ph.D.(7)	49,813	*	—	—	*
Isaac Ro(8)	—	—	—	—	—
All executive officers and directors as a group (8 persons)(9)	3,775,012	7.1	3,559,283	88.4	42.2
Greater than 5% Stockholders:
SoftBank SB Global Advisers Limited(10)	5,135,383	9.9	—	—	5.6
aMoon Fund Growth Fund Limited Partnership(11)	4,923,196	9.5	—	—	5.3
Invus Public Equities, LP (12)	4,195,185	8.1	—	—	4.6

* Represents beneficial ownership of less than 1%.

# The percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. Each holder of Class B common stock shall be entitled to ten votes per share of Class B common stock, and each holder of Class A common stock shall be entitled to one vote per share of Class A common stock on all matters submitted to our stockholders for a vote. The Class A common stock and Class B common stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be required by law.

(1)
Includes (i) 770,923 shares of Class A common stock and 1,438,057 shares of Class B common stock held of record by Dr. Farokhzad; (ii) 2,117,138 shares of Class B common stock held of record by SAF-BND Trust for which Dr. Farokhzad’s spouse serves as trustee; and (iii) 312,381 shares of Class A common stock subject to options exercisable within 60 days of September 30, 2025, of which are fully vested. Dr. Farokhzad disclaims beneficial ownership of the shares held by the SAF-BND Trust.
(2)
Includes (i) 299,654 shares of Class A common stock held of record by Mr. Horn and (ii) 62,369 shares of Class A common stock subject to options exercisable within 60 days of September 30, 2025, of which are fully vested.
(3)
Includes (i) 87,043 shares of Class A common stock held of record by Ms. Gulyani, and (ii) 80,894 shares of Class A common stock subject to options exercisable within 60 days of September 30, 2025, of which are fully vested.
(4)
Includes (i) 924,211 shares of Class A common stock held of record by Dr. Langer, and (ii) 425,562 shares of Class A common stock subject to options exercisable within 60 days of September 30, 2025, of which are fully vested.

(5)
Includes (i) 210,982 shares of Class A common stock and 4,088 shares of Class B common stock held of record by Strong Bridge, LLC for which Mr. McGuire serves as an operating manager; (ii) 91,566 shares of Class A common stock held of record for Mr. McGuire; (iii) 258,367 shares of Class A common stock subject to options exercisable within 60 days of September 30, 2025, of which are fully vested; and (iv) 78,947 shares of Class A common stock held of record by Polaris Founders Capital Fund I, L.P., for which Mr. McGuire serves as general partner of the managing member.
(6)
Includes (i) 27,925 shares of Class A common stock held of record by Mr. Nishar, and (ii) 94,375 shares of Class A common stock subject to options exercisable within 60 days of September 30, 2025, of which are fully vested.
(7)
Includes (i) 26,656 shares of Class A common stock held of record by Dr. Roelofs, and (ii) 23,157 shares of Class A common stock subject to options exercisable within 60 days of September 30, 2025, of which are fully vested.
(8)
Mr. Ro joined our board of directors in September 2025.
(9)
Includes (i) 2,517,907 shares of Class A common stock and 3,559,283 shares of Class B common stock beneficially owned by our current executive officers and directors and (ii) 1,257,105 shares of Class A common stock subject to options exercisable within 60 days of September 30, 2025 and held by our current executive officers and directors, of which are fully vested.
(10)
Based on the information reported by SoftBank Group Corp. (“SoftBank”) on a Schedule 13G/A filed with the SEC on February 13, 2024, SB Global Advisers Limited (“SBGA”) has shared voting and dispositive power with respect to 5,135,383 shares of Class A common stock. SVF II Armadillo (DE) LLC is the record holder of the shares of Class A common stock. SoftBank Vision Fund II-2 L.P. is the sole limited partner of SVF II Aggregator (Jersey) L.P., which is the sole member of SVF II Holdings (DE) LLC, which is the sole member of SVF II Armadillo (DE) LLC. SoftBank, which is a publicly traded company listed on the Tokyo Stock Exchange, is the sole shareholder of SBGA, which has been appointed as manager and is responsible for making final decisions related to the acquisition, structuring, financing and disposal of SoftBank Vision Fund II-2 L.P.’s investments. As a result of these relationships, each of these entities may be deemed to share beneficial ownership of the Class A common stock. The address for SoftBank is 1-7-1 Kaigan, Minato-ku, Tokyo, 105-7537, Japan. The address for SBGA is 69 Grosvenor Street, London W1K 3JP, United Kingdom. The address for each of SoftBank Vision Fund II-2 L.P. and SVF II Aggregator (Jersey) L.P. is Crestbridge Limited, 47 Esplanade, St. Helier, Jersey, JE1 0BD. The address for each of the other reporting persons is 251 Little Falls Drive, Wilmington, DE 19808.
(11)
Based on the information reported by Schindel Yair Chaim on a Schedule 13G/A filed with the SEC on January 8, 2025, Dr. Schindel holds shared voting and dispositive power with respect to 4,923,196 shares of Class A common stock. aMoon Growth Fund Limited Partnership (“aMoon”) holds shared voting and dispositive power with respect to 4,112,235 shares of Class A common stock. aMoon Co-Investment SPV I, L.P. (“aMoon Co-Investment”) holds shared voting and dispositive power with respect to 810,961 shares of Class A common stock. aMoon Growth Fund G.P. Limited Partnership (“aMoon G.P.”) is the sole General Partner of aMoon and aMoon Co-Investment, and aMoon General Partner Ltd. (“aMoon Ltd.”) is the sole General Partner of aMoon G.P. Dr. Schindel is the sole shareholder of aMoon Ltd. By virtue of such relationships, aMoon G.P., aMoon Ltd. and Dr. Schindel may be deemed to have shared voting and investment power with respect to the capital stock held by aMoon and aMoon Co-Investment. Dr. Schindel disclaims beneficial ownership of the shares of Class A common stock held by aMoon, aMoon Co-Investment, aMoon G.P. and aMoon Ltd., except to the extent of his pecuniary interest therein, if any. The address for the reporting persons is 34 Yerushalaim Road, Beit Gamla, 6th Floor, Ra'anana, 4350110, Israel.

(12)
Based on the information reported by Invus Global Management, LLC (“Invus”) on a Schedule 13G/A filed with the SEC on August 2, 2024, Invus Public Equities, L.P. (“Invus Public Equities”) holds sole voting and dispositive power with respect to 4,195,185 shares of Class A common stock. Invus Public Equities Advisors, LLC (“Invus PE Advisors”), the general partner of Invus Public Equities, may be deemed to beneficially own the shares held by Invus Public Equities. Invus, the managing member of Invus PE Advisors, may be deemed to beneficially own the shares of Class A common stock that Invus PE Advisors may be deemed to beneficially own. Siren, L.L.C. (“Siren”), as the managing member of Invus, may be deemed to beneficially own the shares of Class A common stock that Invus may be deemed to beneficially own. Raymond Debbane, as the managing member of Siren, controls Siren and, accordingly, may be deemed to beneficially own the shares of Class A common stock that Siren may be deemed to beneficially own. The address for the reporting persons is 750 Lexington Avenue, 30th Floor, New York, New York 10022.

ADDITIONAL INFORMATION

Other Matters

We know of no other matters to be submitted at the Special Meeting. If any other matters properly come before the Special Meeting, it is the intention of the proxy holders to vote the shares they represent as the board of directors may recommend.

THE BOARD OF DIRECTORS

/s/ Omid Farokhzad

Omid Farokhzad, M.D.

Chief Executive Officer and Chair of the Board of Directors

Dated: [ ● ], 2025

APPENDIX A

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

SEER, INC.

Seer, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

1. Section 3.4 of Article IV, Part A of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

3.4 Automatic Conversion. Each share of Class B common stock held of record by a Class B Stockholder, or by such Class B Stockholder’s Permitted Entities, shall automatically, without any further action, convert into one (1) fully paid and nonassessable share of Class A common stock upon (i) the death or permanent disability of such Class B Stockholder, or, in the case of a Class B Stockholder that is a single-member limited liability company, the death or permanent disability of the individual who is the sole member of such Class B Stockholder at the time of the original issuance of such shares of Class B common stock, (ii) the close of business on the first day following any period of 90 consecutive days during which such Class B Stockholder does not directly, or, in the case of a Class B Stockholder that is not a natural person, through a member, nominee or designee, provide services to the Corporation as an employee, consultant or director, (iii) the time, including a time determined by the happening of a future event, specified in a written consent or agreement of holders of at least fifty percent (50%) of the then outstanding shares of Class B common stock or (iv) the close of business on December 9, 2030.

2. The foregoing amendment was duly adopted in accordance with Section 242 of the Delaware General Corporation Law.

[signature page follows]

A-1-1

IN WITNESS WHEREOF, Seer, Inc. has caused this Certificate of Amendment to be signed by Omid Farokhzad, a duly authorized officer of the Corporation, on [ ● ], 2025.

Omid Farokhzad

Chief Executive Officer

A-1-2

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on [•], 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SEER2025SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on [•], 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V80540-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SEER, INC.

The Board of Directors recommends you vote FOR the following proposals:

NOTE: The proxy holders will vote in their discretion on any other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Proxy Statement is available at www.proxyvote.com.

V80541-TBD

SEER, INC.
2025 Special Meeting of Stockholders
[•], 2025 at 1:00 p.m. (Pacific Time)
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Omid Farokhzad, M.D. and David Horn, or one of them, as proxies, each with full power of substitution and resubstitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SEER, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 1:00 p.m. (Pacific Time) on [•], 2025 and will be conducted virtually via live webcast. You will be able to attend the Special Meeting virtually by visiting www.virtualshareholdermeeting.com/SEER2025SM, where you will be able to listen to the meeting live, submit questions and vote online by entering the control number located on your proxy card.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The above named proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

Continued and to be signed on reverse side